                                        OPPENHEIMER MONEY MARKET FUND, INC.

                                                      BY-LAWS
                                     AMENDED AND RESTATED AS OF APRIL 11, 2002

                                                     ARTICLE I

                                                   STOCKHOLDERS

         SECTION 1. Place of Meeting.  All meetings of the  stockholders  shall be held at the principal  office of
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the  Corporation  in the State of New York or at such other place  within the United  States as may be fixed by the
Board of Directors.

         SECTION  2.  Meetings.  Meetings  of  stockholders  shall  be held at a time  designated  by the  Board of
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Directors on such date as may be fixed by the Board of Directors at which time the  stockholders  shall act on such matters as are submitted to a vote of  stockholders,  and may transact any other business  within the powers of the
Corporation.  Any  business of the  Corporation  may be  transacted  at such  meeting  without  being  specifically designated in the notice, except such business as is specifically required by statutes to be stated in the notice.

         Notwithstanding  the foregoing  provisions of this Section 2, a meeting of stockholders shall be held when the  Investment  Company Act of 1940,  as amended,  requires  one or more of the  following  matters be acted on by stockholders:

                  1)   Election of Directors;

                  2)   Approval of an investment advisory agreement;

                  3)   Ratification of the selection of independent public accountants; or

                  4)   Approval of a distribution agreement.

         Also,  notwithstanding  the provisions of this Section 2, a meeting of the stockholders shall be called by the Secretary  upon receipt of the request in writing signed by  stockholders  holding not less than one quarter in amount of the votes  entitled  to be cast  thereat.  Such  request  shall  state the  purpose  or  purposes  of the proposed  meeting and the matters  proposed to be acted on at it. Meetings  requested by  stockholders  need not be called  unless (i) required by law;  and (ii) all  conditions  to the calling of such meeting  required by law have been met.

         SECTION 3.  Notices of Meetings of  Stockholders.  Not less than ten days' and not more than ninety  days'
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written or printed  notice of every  meeting of  stockholders,  stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary  meeting),  shall be given to each stockholder  entitled to vote thereat  either by mail or by presenting it to him personally or by leaving it at his residence or usual place of  business.  If mailed,  such notice  shall be deemed to be given when  deposited in the
United  States mail  addressed to the  stockholder  at his post office  address as it appears on the records of the
Corporation, with postage thereon prepaid.

         No notice of the time,  place or purpose of any meeting of  stockholders  need be given to any stockholder who  attends in person or by proxy or to any  stockholder  who, in writing  executed  and filed with the records of the meeting,  either before or after the holding  thereof,  waives such notice.  In lieu thereof,  such notice also may be delivered by such other means,  for example,  electronic  delivery to the extent  consistent with applicable laws. (Amended 4/11/02)

         SECTION 4. Record Dates.  The Board of Directors may fix, in advance,  a date,  not exceeding  ninety days
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and not less than ten days  preceding  the date of any  meeting  of  stockholders,  and not  exceeding  sixty  days preceding any dividend payment or any date for the allotment of rights,  as a record date for the  determination of the  stockholders  entitled  to notice of and to vote at such  meeting,  or entitled  to receive  such  dividend or rights,  as the case may be; and only  stockholders  of record on such date shall be  entitled  to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be.  (Amended 8/6/87)

         SECTION  5.  Quorum,  Adjournment  of  Meetings.  The  presence  in person or by proxy of the  holders  of
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one-third  of the shares of capital  stock of the  Corporation  outstanding  and  entitled  to vote  thereat  shall constitute  a quorum  at any  meeting  of the  stockholders;  provided  however,  if any  action to be taken by the stockholders  at a meeting  requires an affirmative  vote of a majority of the shares  outstanding  and entitled to vote,  then in such event the  presence in person or by proxy of the holders of a majority of the shares of capital stock of the  Corporation  outstanding  and  entitled to vote at such a meeting  shall  constitute a quorum for all purposes.  If,  however,  such quorum shall not be present or represented at any meeting of the  stockholders,  the stockholders  entitled to vote thereat,  present in person or represented by proxy, shall have the power to adjourn the meeting from time to time,  without  notice  other than  announcement  at the meeting,  until a quorum shall be present  or  represented.  At such  adjourned  meeting  at which a quorum  shall be  present  or  represented,  any business may be transacted  which might have been  transacted at the meeting as originally  notified.  This Section
5 may be altered,  amended or repealed  only upon the  affirmative  vote of the holders of the  majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. (Amended 8/6/87)

         SECTION 6. Voting and  Inspectors.  At all meetings of stockholders  every  stockholder of record entitled
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to vote  thereat  shall be  entitled  to one vote for each share of stock  standing in his name on the books of the
Corporation (and such stockholders of record holding  fractional shares shall have  proportionate  voting rights as provided in Articles of Incorporation)  on the date for the determination of stockholders  entitled to vote at such meeting,  either in person or by proxy.  A proxy may be given by or on behalf of a stockholder in writing or by any electronic  means,  including by telephone,  facsimile or electronic mail to the extent  consistent with applicable laws.  No proxy  which is dated  more than  eleven  months  before  the  meeting  at which it is  offered  shall be accepted,  unless such proxy shall, on its face, name a longer period for which it is to remain in force.  (Amended
4/11/02)

         All  elections  shall  be had  and  all  questions  decided  by a  majority  of the  votes  cast at a duly constituted  meeting,  except as otherwise  provided in the  Articles of  Incorporation  or in these  By-Laws or by
specific  statutory  provision   superseding  the  restrictions  and  limitations  contained  in  the  Articles  of
Incorporation or in these By-Laws.

         At any election of  Directors,  the Board of Directors  prior  thereto may, or, if they have not so acted, the chairman of the meeting  may,  and upon the request of the holders of ten per cent (10%) of the stock  entitled to vote at such election  shall,  appoint two inspectors of election who first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such election with strict  impartiality  and according to the best of their  ability,  and shall after the election make a certificate  of the result of the vote taken.  No candidate for the office of Director shall be appointed such Inspector.

         The chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the  request of the  holders of ten per cent (10%) of the stock  entitled  to vote on such election or matter.

         SECTION 7. Conduct of  Stockholders'  Meetings.  The meetings of the  stockholders  shall be presided over
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by the Chairman of the Board, if any, by the President,  or if he shall not be present, by a Vice President,  or if none of them is  present,  by a  chairman  to be elected at the  meeting.  The  Secretary  of the  Corporation,  if present,  shall act as secretary of such meetings,  or if he is not present,  an Assistant  Secretary shall so act;
if neither the  Secretary  nor an  Assistant  Secretary  is present,  then the meeting  shall elect its  secretary.
(Amended 5/26/82)

         SECTION 8.  Concerning  Validity  of Proxies,  Ballots,  Etc. At every  meeting of the  stockholders,  all
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proxies  shall be received and taken in charge of and all ballots  shall be received and canvassed by the Secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies, and the  acceptance or rejection of votes,  unless  inspectors of election shall have been appointed as provided in
Section 6, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                BOARD OF DIRECTORS.

         SECTION 1. Number and Tenure of Office.  The number of directors  of the  Corporation  shall be eight.  By
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vote of a  majority  of the  entire  Board  of  Directors,  the  number  of  directors  fixed  by the  Articles  of
Incorporation  or these  By-Laws may be increased or decreased  from time to time not exceeding 11 nor less than 3, but the tenure of office of a director  shall not be affected by any  decrease in the number of  directors  so made by the Board.  Directors  shall hold office until a meeting of  stockholders is called for the purpose of voting on the  election  of  Directors,  or  until  their  successors  are  elected  and  qualified.  Directors  need  not be stockholders in the Corporation. (Amended 8/6/87)

         SECTION 2. Vacancies and  Retirement.  Subject to the  provisions of the  Investment  Company Act of 1940,
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in case of any vacancy in the Board of Directors  through  death,  resignation,  or other cause,  a majority of the remaining  Directors,  although such majority is less than a quorum,  by an affirmative vote, may elect a successor to hold office until the next meeting of the  stockholders  of the  Corporation  called for the purpose of electing
Directors or until his  successor is duly elected and  qualifies.  A director  elected by the Board of Directors to fill a vacancy  shall be elected to hold office  until the next meeting of  stockholders  called for the purpose of electing directors and until his successor is elected and qualified.  Notwithstanding  the foregoing,  no vacancies occurring  in the Board of Directors  may be filled by vote of the  remaining  members of the Board if  immediately after  filling any such vacancy less than two thirds of the directors  then holding  office shall have been elected to such office by the holders of the  outstanding  voting  securities of the  Corporation at any meeting.  (Amended
8/6/87)

         Any Director  may resign or retire as Director by written  instrument  signed by him and  delivered to the other Directors or to any officer of the  Corporation,  and such  resignation or retirement  shall take effect upon such  delivery  or upon such  later  date as is  specified  in such  instrument  and shall be  effective  as to the
Corporation.  Notwithstanding  the  foregoing,  any and all  Directors  shall be  subject  to the  provisions  with respect to  mandatory  retirement  set forth in the  Corporation's  Retirement  Plan for  Non-Interested  Directors
adopted by the Corporation, as the same may be amended from time to time.

         SECTION  3.  Election  by  Shareholders.  In the  event  that at any  time  less  than a  majority  of the
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directors of the Corporation  holding office at that time were so elected by the holders of the outstanding  voting securities,  the Board of Directors of the  Corporation  shall  forthwith cause to be held as promptly as possible, and in any event  within 60 days,  a meeting of such  holders  for the purpose of  electing  directors  to fill any existing  vacancies in the Board of  Directors,  unless such period is extended by approval or no action  letter of the  Securities  and  Exchange  Commission.  This  Section 3 may be  altered,  amended  or  repealed  only upon the affirmative  vote of the  holders of a majority of all the shares of the capital  stock of the  Corporation  at the time outstanding and entitled to vote. (Amended 8/6/87)

         SECTION 4. Place of Meeting.  The Directors may hold their  meetings,  have one or more offices,  and keep
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the books of the Corporation  outside the State of Maryland,  at any office or offices of the Corporation or at any other  place as they may from  time to time by  resolution  determine,  or,  in the case of  meetings,  as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 5. Regular  Meetings.  The first meeting of each  newly-elected  Board of Directors  shall be held
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as soon as  practicable  after a meeting  of  stockholders  where a Board of  Directors  is  elected.  The Board of
Directors shall hold annual meetings.  All meetings of the Board of Directors,  including regular  meetings,  shall be held at such  time and place and on such  notice,  if any,  as the  Directors  may from time to time  determine.
(Amended 8/6/87)

         SECTION 6. Special  Meetings.  Special  meetings of the Board of  Directors  may be held from time to time
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upon call of the  Chairman  of the  Board,  if any,  the  President  or a  majority  of the  Directors,  by oral or telegraphic  or written  notice duly served on or sent or mailed to each Director not less than one day before each such  meeting.  No notice need be given to any Director  who attends in person or to any  Director  who, in writing executed  and filed with the  records of the  meeting  either  before or after the  holding  thereof,  waives  such notice.  Such  notice or  waiver  of notice  need not state the  purpose  or  purposes  of such  meeting.  (Amended
5/26/82)

         SECTION  7.  Quorum.  One-third  of the  entire  Board of  Directors  shall  constitute  a quorum  for the
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transaction  of business,  provided  that a quorum shall in no case be less than two  Directors.  If at any meeting of the Board there shall be less than a quorum  present,  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The action of a majority of the  Directors  present at any meeting  at which  there is a quorum  shall be the  action of the Board of  Directors,  except as may be  otherwise specifically  provided by  statute,  by the  Articles  of  Incorporation,  by these  By-Laws or by any  contract or agreement to which the Corporation is a party.

         SECTION 8. Executive  Committee.  The Board of Directors may, in each year, by the  affirmative  vote of a
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majority of the entire  Board,  appoint  from the  Directors  an  Executive  Committee to consist of such number of
Directors  (not less than  three) as the Board  may from time to time  determine.  The Board of  Directors  by such affirmative  vote shall have power at any time to change the members of such  Committee  and may fill  vacancies in the  Committee by  appointment  from the  Directors.  When the Board of Directors is not in session,  the Executive
Committee  shall have and may exercise any or all of the powers of the Board of Directors in the  management of the business  and affairs of the  Corporation  (including  the power to  authorize  the seal of the  Corporation  to be affixed to all papers  which may require it) except as provided  by law or by any  contract or  agreement  to which the  Corporation  is a party and except the power to increase or decrease  the size of, or fill  vacancies  on, the
Board, to remove or appoint executive  officers or to dissolve or change the permanent  membership of the Executive
Committee,  and the power to make or amend by By-Laws of the Corporation.  The Executive  Committee may fix its own
rules of  procedure,  and may meet when and as provided by such rules or by  resolution  of the Board of Directors, but in every case the  presence of a majority  shall be necessary  to  constitute  a quorum.  In the absence of any member of the Executive  Committee,  the members thereof  present at any meeting,  whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         SECTION 9.  Other  Committees.  The Board of  Directors,  by the  affirmative  vote of a  majority  of the
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entire  Board,  may appoint other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such  committee may determine its action and fix the time and place of its  meetings,  unless  the Board of  Directors  shall  otherwise  provide.  The Board of
Directors  shall have power at any time to change the members  and, to the extent  permitted  by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

         SECTION 10.  Compensation  of Directors.  Directors  shall be entitled to receive such  compensation  from
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the Corporation for their services as may from time to time be voted by the Board of Directors.

         SECTION 11.  Informal  Action by Directors and  Committees.  Any action  required or permitted to be taken
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at any meeting of the Board of  Directors or any  committee  thereof may be taken  without a meeting,  if a written consent to  such action is signed by all members of the Board, or of such committee, as the case may be.

         SECTION  12.  Unless  and  until the  provisions  of this  Section  shall be  amended  or  repealed  by an
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affirmative  vote of a majority of the  outstanding  shares of the  Corporation  or shall  terminate as hereinafter provided,  no person shall be elected or qualified to serve as a Director of the  Corporation who is an "interested person" of the investment  adviser of the  Corporation or any  predecessor  of such  investment  adviser within the meaning  of  Section  2(a)(19)  of the  Investment  Company  Act of 1940 (the  "Act") as from time to time  amended unless,  notwithstanding  the election or incumbency of such person,  the  composition of the Board of Directors of the Corporation  shall be and continue to be in compliance with the standards set forth in Section  15(f)(1) of the
Act as from time to time  amended.  Any  Director  who,  during the period in which this  Section of the By-Laws of the  Corporation  shall be in effect shall become such an interested  person and no longer be qualified to serve as a Director  of the  Corporation  shall  automatically  cease to be a Director  of the  Corporation  and any vacancy created  thereby  shall be filled  by a person  selected  by the  remaining  members  of the Board who are not such interested  persons.  This provision of the By-Laws of the Corporation  shall take effect at such time as British &
Commonwealth  Holdings PLC and/or any  affiliate or  subsidiary  thereof  shall  directly or  indirectly  acquire a controlling  interest in the outstanding  voting securities of the investment  adviser of the Corporation and shall thereafter  continue  in effect  for a period of three (3)  years,  or three  years  from the  consummation  of the transaction  by which  Caledonia  Investments  PLC  reduces  its  holdings  to less than five  percent of British &
Commonwealth's  outstanding voting securities,  at which time it shall  automatically  terminate and cease to be in effect.  (Added 8/6/87)

                                                    ARTICLE III

                                                     OFFICERS

         SECTION 1. Executive  Officers.  The executive  officers of the  Corporation  shall be chosen by the Board
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of Directors  at its annual  meeting.  These shall  include a President,  one or more Vice  Presidents  (the number thereof  to be  determined  by the Board of  Directors),  a  Secretary  and a  Treasurer;  they may also  include a
Chairman of the Board  selected from among the  directors.  The Board of Directors or the  Executive  Committee may
also in its  discretion  appoint  Assistant  Secretaries,  Assistant  Treasurers,  and other  officers,  agents and employees,  who shall have such  authority  and perform  such duties as the Board or the  Executive  Committee  may determine.  The Board of Directors  may fill any vacancy  which may occur in any office.  Any two  offices,  except those of President and Vice President,  may be held by the same person,  but no officer shall execute,  acknowledge or verify any  instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.  (Amended 5/26/82)

         SECTION  2.  Term of  Office.  The term of  office  of all  officers  shall be one  year and  until  their
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respective  successors are chosen and qualified,  subject,  however, to the provisions for removal contained in the
Articles of  Incorporation  and the  By-Laws.  Any  officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

         SECTION 3. Powers and Duties.  The  Chairman of the Board,  if elected,  shall have  general  authority to
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establish and implement  policies for the business and affairs of the Corporation  subject to approval by the Board of  Directors  and shall,  if elected and present,  preside at all  meetings of the Board of  Directors  and at all meetings of  stockholders.  The President  shall be the chief  executive  officer and shall,  in the absence of the
Chairman of the Board,  preside at all meetings of the respective  officers,  as well as such additional powers and duties as may from time to time conferred by the Board of Directors.  (Amended 5/26/82)

                                                    ARTICLE IV

                                                   CAPITAL STOCK

         SECTION  1.  Certificates  of  Shares.   Each  stockholder  shall  be  entitled  to  a  stock  certificate
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evidencing  his  interest  in the  Corporation  in such  form as the  Board  of  Directors  may  from  time to time prescribe.  No  certificate  shall  be  valid  unless  it is  signed  by  the  President  or a Vice  President  and countersigned  by the  Secretary of an  Assistant  Secretary  or the  Treasurer  or an  Assistant  Treasurer of the
Corporation  and sealed with its seal.  The  signatures  may be either manual or facsimile  signatures and the seal may be either  facsimile or any other form of seal.  In case any officer who has signed any  certificate  ceases to be an officer of the Corporation  before the certificate is issued,  the certificate may  nevertheless be issued by the  Corporation  with the same effect as if the  officer  had not ceased to be such  officer as of the date of its issue.

         SECTION 2.  Transfer  of  Shares.  Shares of the  Corporation  shall be  transferable  on the books of the
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Corporation  by the holder  thereof in person or by his duly  authorized  attorney  or legal  representative,  upon surrender  and  cancellation  of  certificates  for the same number of shares of the same class,  duly  endorsed or accompanied  by proper  instruments  of  assignment  and  transfer,  with  such  proof of the  authenticity  of the signature as the Corporation or its agent may reasonably require.

         SECTION 3. Stock  Ledgers.  The stock ledgers of the  Corporation,  containing  the names and addresses of
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the stockholders and the number of shares held by them  respectively,  shall be kept at the principal office of the
Corporation  or,  if the  Corporation  employs  a  transfer  agent,  at the  office  of the  Transfer  Agent of the
Corporation  and shall during the usual  business  hours of every  business day be open for the  inspection  of any person or persons who are and for at least six months  have been  stockholders  of record of five per cent,  in the aggregate, of the outstanding capital stock of the Corporation.

         SECTION 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Directors  or the  Executive  Committee
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may determine the conditions  upon which a new  certificate of stock the  Corporation of any class may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and may, in their  discretion, require the owner of such  certificate or his legal  representative  to give bond,  with  sufficient  surety to the
Corporation  and the Transfer  Agent,  if any, to indemnify it and such Transfer  Agent against any and all loss or claims  which may arise by reason  of the  issue of a new  certificate  in the place of the one so lost,  stolen or destroyed.

                                                     ARTICLE V

                                                  CORPORATE SEAL

         The  Board  of  Directors  shall  provide  a  suitable  corporate  seal,  in such  form and  bearing  such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

         Except as  provided  in  Section 5 of  Article I hereof,  in  Section 3 of  Article  II hereof and in this
Article VII, the By-Laws of the Corporation may be altered,  amended,  added to or repealed by the  stockholders or by majority vote of the entire Board of Directors;  but any such alteration,  amendment,  addition or repeal of the
By-Laws by action of the Board of  Directors  may be altered or  repealed  by the  stockholders.  After the initial issue of any shares of capital  stock of the  Corporation,  this  Article VII may be  altered,  amended or repealed only upon the  affirmative  vote of the  holders  of the  majority  of all the shares of the  capital  stock of the
Corporation at the time outstanding and entitled to vote.